SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 1, 2010
Date of Report (Date of Earliest Event Reported)
Total System Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One TSYS Way, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously announced, Total System Services, Inc. (“TSYS”) and First National Bank of Omaha entered into an Investment Agreement pursuant to which TSYS would purchase a 51% interest in First National Bank of Omaha’s merchant acquiring business for approximately $150.5 million. Effective 12:01 a.m. Eastern Time on April 1, 2010, First National Bank of Omaha and TSYS, through a wholly-owned subsidiary, consummated the sale transaction. TSYS issued a press release regarding the consummation of the sale transaction on April 1, 2010, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

99.1	TSYS’ press release dated April 1, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.
Dated: April 1, 2010	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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